Exhibit 10.4

102 CAPITAL GAINS OPTION AGREEMENT

THIS 102 CAPITAL GAINS OPTION AGREEMENT (this “Agreement”) is made and entered into as of February     , 2018, by and between Eloxx Pharmaceuticals Inc., a Corporation registered under the laws of the State of Delaware (the “Corporation”) and [                ] (the “Grantee”) (the Corporation and the Grantee shall sometimes be referred to, each as a “Party” and collectively, as the “Parties”).

WHEREAS:	The Grantee is an employee of the Corporation and/or a Related Company; and

WHEREAS:	The Corporation desires to grant the Grantee options to purchase shares in the Corporation and the Grantee is interested in receiving the aforesaid options, all in accordance with and subject to the Corporation’s Share Ownership and Option Plan (2013), as shall be amended from time to time, and the annexes thereto (the “Plan”) and the provisions of this Agreement, and their intention is that the provisions of the Ordinance, Section 102 and the Rules shall apply to the options granted and shares issued; and

WHEREAS:	The Grantee has read Section 102, the Rules and the Plan, wishes to be bound by them and desires that they apply to the options and shares which shall be granted to her hereunder;

NOW, THEREFORE, it is agreed as follows:

1.	Application of the Provisions of the Plan and the Ordinance

1.1.	The Grantee hereby confirms that she has carefully read the Plan and that she acknowledges and agrees to all of the provisions, conditions, limitations, authorizations, declarations and commitments included therein, except and to the extent otherwise expressly provided herein.

1.2.	All of the provisions, conditions, limitations and declarations included and specified in the Plan are hereby incorporated herein by reference and constitute an integral part of this Agreement and of the Grantee’s undertakings and obligations hereunder. Except and to the extent otherwise expressly provided herein, nothing in this Agreement or in the provisions hereof shall derogate from anything contained in the Plan.

1.3.	The Grantee acknowledges, agrees and confirms that the Plan may be amended from time to time as provided for therein. The Grantee understands that any amendment to the Plan or any document connected to the Plan, shall bind her as if she was a party thereto, provided, that, except as otherwise provided for herein or in the Plan, no amendment or modification of the Plan may, without the consent of the Grantee, adversely affect the rights of the Grantee hereunder.

1.4.	The Grantee declares, covenants and agrees that the Ordinance, Section 102 and the Rules, as the same shall be amended from time to time, including the trust agreement between the Corporation and the Trustee (the conditions whereof are accepted by the Grantee and upon signing this Agreement she approves them as an integral part of this Agreement) and the notice to the Tax Assessing Officer about the allotment, are fully binding on the Grantee and, notwithstanding the provisions of Section 1.3 above, shall prevail in case of contradiction over any other provision in this Agreement or in the Plan.

1.5.	A copy of the Plan is attached hereto as Exhibit A and constitutes an integral part hereof.

2.	Grant of Option; Vesting

2.1.	Subject to this Agreement and the Plan, the Corporation shall grant to the Trustee for the benefit of the Grantee, a CGO Approved 102 Option (the “Option”) to purchase [ ] ( ) Shares of Common Stock of the Corporation, par value $0.01 each (the “Shares”), at an exercise price equal to [ ], at the time and in the manner hereinafter provided.

2.2.	The Option Exercise Price shall be paid on the date of the exercise thereof.

2.3.	The term of the Option shall be ten (10) years from the date hereof or such shorter period as is prescribed herein or in the Plan (the “Term”).

2.4.	The Option may be exercised during the Term, in whole or in part, by the Trustee in favor of the Grantee, pursuant to the Grantee’s instructions.

The Option shall vest as follows:

[                                                                                      ].

The consideration shall be paid on the date of the exercise of the Option. The Option shall be exercisable by the Trustee on behalf of the Grantee in progressive stages on the exercise dates as aforesaid, provided, that the Grantee shall have been continuously engaged with the Corporation and/or a Related Company, from the date hereof until each such date of exercise.

2.5.	In the event that the Grantee’s engagement with the Corporation is terminated, then the provisions of Section 9.6 of the Plan shall apply.

2.6.	A Grantee who desires that the Trustee exercise the Option granted to the Trustee on his behalf shall so instruct the Trustee in writing in the form attached hereto as Exhibit B or in such other form as shall be approved by the Board from time to time. The notice shall be accompanied by payment of the full Option Exercise Price. A certificate for the purchased Shares shall be issued in the name of the Trustee for the benefit of the Grantee and according to applicable law may bear a restrictive legend.

3.	Non Assignability; Restriction Period

3.1.	All of the Grantee’s rights hereunder, including without limitation, the Grantee’s rights to (a) receive and exercise the Option; (b) receive all or part of the Shares; (c) require that the same shall be registered in her name; (d) request that the Trustee sell all or part of the Shares on her behalf, are personal and except insofar as is specified in this Agreement and/or in the Plan, and, where applicable, subject to Section 102 and the Rules, may not be transferred, assigned, pledged, withheld, attached or otherwise charged either voluntarily or pursuant to any law, except by way of transfer pursuant to the laws of inheritance or as otherwise determined by the Board, and no power of attorney or deed of transfer, whether the same has immediate effect or shall take effect on a future date, shall be given with respect thereto. During the lifetime of the Grantee the Option may only be exercised by the designated Grantee or, if granted to the Trustee, by the Trustee on behalf of the designated Grantee.

3.2.

Without derogating from any provision contained herein, the Grantee declares and agrees that she is restricted from making any disposition of the Option or the Shares for a period of at least twenty-four (24) months from the end of the tax year in which the

Options are allocated to the Trustee or a shorter period as approved by the tax authorities. The Grantee acknowledges and understands that the meaning of the above restriction for purposes of the tax authorities is that if the Grantee voluntarily sells (in accordance with the meaning of Section 102 and the Rules) the Option or the Shares before the end of the Restriction Period, the Option or the Shares shall be subject to tax as ordinary income as per Sections 2(1) and 2(2) of the Ordinance and the other provisions of Section 102 and the Rules. Furthermore, all rights related to the Option or the Shares will be held by the Trustee until the end of the Restriction Period, including, without limitation, bonus shares, and will be subject to the provisions of Section 102 and the Rules.

3.3.	Notwithstanding the above, if any such sale or transfer occurs during the Restriction Period, the sanctions under Section 102 and under the Rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by the Grantee.

4.	Grantee Representations, Warranties and Covenants

Without derogating in any manner from the provisions of the Plan or this Agreement, the Grantee hereby represents, warrants, agrees and undertakes as follows:

4.1.	The Grantee acknowledges that the grant of the Option, the exercise thereof, the issuance of the Shares, the execution of this Agreement and the Grantee’s participation in the Plan shall have tax consequences to the Grantee, and that the Corporation is not able to ensure or represent to the Grantee the nature and extent of such tax consequences.

4.2.	The Grantee acknowledges that nothing in this Agreement and/or in the Plan shall be interpreted as a commitment and/or an agreement by the Corporation and/or any Related Company to engage with the Grantee, whether for a certain period or otherwise. The Grantee shall have no claim whatsoever against the Corporation and/or any Related Company (including, without limitation, any of its or their officers, directors or shareholders) with respect to the termination of her engagement, even if such termination causes the Option or any other options, in whole or in part, to expire and/or prevents her from exercising the Option in whole or in part and/or from receiving or retaining the Shares, or results in any loss due to any imposition of tax liability (including any early imposition) pursuant to applicable law.

4.3.	The Grantee acknowledges and agrees that no income or gain which the Grantee may be credited with or which purports to be credited to the Grantee as a result of the grant of the Option, the issue of the Shares, the transfer into the Grantee’s name thereof or the sale thereof, if any, shall in any manner be taken into account in the calculation of the basis for the Grantee’s entitlements from the Corporation or any Related Company or in the calculation of any social welfare right or other rights or benefits arising out of the employee/employer relationship, including without limitation, social security, manager’s insurance, educational fund, pension funds, severance pay, holiday pay, etc.

In the event that the Corporation and/or any Related Company shall be required, pursuant to any law, to take into account for purposes of calculating any such benefits, any of the aforesaid elements of income or gain actually or theoretically credited to the Grantee, the Grantee shall promptly indemnify the Corporation and/or any Related Company against any liability or expense caused to it in this regard, and any such amount shall be deemed a debt of the Grantee to the Corporation and/or any Related Company, which may be deducted or set off from any amounts payable to the Grantee, subject to applicable law.

4.4.	The Grantee acknowledges that she is aware of, and clearly understands: (a) the rights and limitations attached to the Shares as set forth in the Plan and this Agreement; and (b) the limitations on transferability thereof set forth in the Plan, and this Agreement.

4.5.	The Grantee shall have none of the rights of a shareholder of the Corporation, for as long as the Option has not been exercised and, once exercised, for as long as the Shares have not been transferred and registered in the Grantee’s name.

4.6.	The Grantee has full knowledge of the Corporation and its activities, and is aware that the Corporation operates in a sophisticated, high tech and high risk sector, and that the market thereof is restricted and highly competitive, and that the exercise of the Option constitutes an economic risk. The Grantee undertakes that she shall not have any claim against the Corporation and/or any Related Corporation or any of its or their officers, directors, Grantees, shareholders or advisors if the Grantee’s investment in the Shares shall fail or for the payment of any tax due or for any other reason.

4.7.	The exercise of this Option and the issuance of the Shares upon such exercise shall be subject to compliance by the Corporation and Grantee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

4.8.	The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this Option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

5.	Taxes; Indemnification of the Corporation, the Trustee

5.1.	Without derogating from the provisions of the Plan, the Grantee hereby covenants, whether or not the provisions of the Ordinance, Section 102 or the Rules shall apply, to bear all tax obligations, duties, levies, fines and other payments which may be imposed by the tax authorities (whether in Israel or abroad) and any other obligation or expense from whatever source, including but not limited to, every obligatory payment of whatever source in respect of or arising out of the Plan (including granting of the Option, exercise of the Option, issue of the Shares, transfer of the Shares into the Grantee’s name and the sale thereof by the Grantee and/or by the Trustee) or dividends or any other benefit in respect thereof, and/or all other charges which may accrue to the Grantee, the Corporation, any Related Company and/or the Trustee in connection with the Plan, the Options and/or the Shares, or any act or omission of the Grantee or the Corporation or a Related Company in connection therewith or pursuant to any determination of the applicable tax or other authorities.

Without derogating from the generality of the aforesaid and subject to applicable law, the Grantee’s obligations in this regard shall include income tax, stamp tax, employer’s tax, capital gains tax, social security insurance and any other tax, levy or payment which the Grantee or the Corporation and/or any Related Company is or shall be obliged to pay in connection with the Option and/or the Shares (including deductions at source which the Corporation is obliged to make for tax imposed upon the Grantee) and the Grantee shall indemnify the Corporation and/or any Related Company and/or the Trustee for every charge or payment as aforesaid, which may be deducted or set off from any amounts payable to the Grantee, including, without limitation, dividends, consideration for the sale of shares or from any other source, at the Corporation and/or Related Company’s sole and absolute discretion, subject to applicable law.

5.2.	Without derogating from the above, the Grantee hereby covenants to pay the Corporation and/or the Trustee promptly upon their first request, any sum for which they are responsible (or, in the Board’s opinion, they might be responsible for), and which is payable by the Grantee as set forth in Section 5.1 hereof to the income tax authorities and/or any other governmental or administrative authority, whether in Israel or abroad (including for deduction of tax at source) pursuant to the Plan and/or in respect of the Grantee’s participation in the Plan, whether the Corporation and/or the Trustee’s responsibility as aforesaid shall arise directly or in respect of any responsibility of the Grantee for such payment. The Grantee covenants to promptly indemnify the Corporation and/or any Related Company and/or the Trustee for any charge or payment as aforesaid, which may be deducted or set off from any amounts payable to the Grantee.

5.3.	Furthermore, the Grantee acknowledges that the Grantee shall not have, and the Grantee hereby waives, any complaint and/or cause of action the same has or shall have in the future against the Trustee and/or against the Corporation in any way connected to any taxation resulting from the grant of the Option, the exercise thereof, the transfer of Shares into the Grantee’s name, the sale of Shares by the Grantee and/or by the Trustee and/or any other matter which is in any manner whatsoever connected to the Option, the Shares and/or the participation of the Grantee in the Plan.

5.4.	In no event shall the Trustee be liable to the Corporation and/or the Grantee and/or to any third party (including, without derogating from the generality of the aforesaid, the income tax authorities and any other governmental or administrative authority, whether in Israel or abroad) or a purchaser of Shares from the Grantee (or the Trustee), with respect to any act which has been or which shall be carried out in relation to the Plan and any matter connected thereto or arising therefrom. The Corporation and/or any Related Company and the Grantee covenant, upon signing this Agreement, that they will not make, and they each hereby waive, any and all claims against the Trustee as aforesaid and each of the Corporation, Related Company and the Grantee expressly agree that if either shall make any claim against the Trustee the same shall then be entitled on the grounds of this section alone to apply to the competent court for dismissal of the action against them, with costs. The Corporation covenants and agrees that if a claim is brought by any third party against the Trustee the same will be entitled without objection by the Corporation, to join the Corporation as a third party to any such action and any judgment against them shall be paid by the Corporation.

The Corporation and the Grantee hereby covenant to indemnify the Trustee against any liability in relation to any claim and/or demand made against the Trustee by any person whatsoever, including the tax authorities, in relation to their acts or omissions in connection with the Plan.

The provisions of this section and the other provisions of this Agreement and the Plan which grant any right, power, immunity or any authority to the Trustee shall operate in favor of the Trustee and the Trustee shall be entitled to act pursuant to and enforce such provisions, and the Corporation and the Grantee shall be liable to the Trustee as if the Trustee was party to this Agreement.

6.	Miscellaneous

6.1.	Preamble; Interpretation. The preamble to this Agreement is the basis and constitutes an integral part thereof. All article and section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement. Unless the context otherwise requires, capitalized terms not otherwise defined herein shall bear the meanings ascribed to them in the Plan.

6.2.	Entire Agreement; Amendment. The Grantee declares and agrees that this Agreement and the Plan prevail over any previous agreement, arrangement and/or understanding, whether written or oral, between the Grantee and the Corporation and/or any Related Company, or the officers and/or directors and/or the shareholders thereof with respect to the subject matters hereof and thereof and that any agreement, arrangement and/or understanding as aforesaid are null and void and of no further force or effect. Subject to the provisions of this Agreement and the Plan, no modification or amendment of this Agreement will be valid unless executed by the Corporation and the Grantee.

6.3.	Confidentiality. The Grantee shall regard the information in this Agreement and its exhibits attached hereto as confidential information and the Grantee shall not reveal its contents to anyone except when required by law or for the purpose of gaining legal or tax advice. The Grantee specifically acknowledges and understands that the Corporation is a public company traded on the OTC market. Accordingly, (a) any confidential information of the Corporation may be considered as “inside information” pursuant to U.S. securities laws and regulations; and (b) the Corporation is required to make certain disclosures and publications under applicable laws which may include this Agreement.

6.4.	Disputes; Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel and, subject to the provisions below, the competent courts in the Tel-Aviv district shall have exclusive jurisdiction with respect to any matter or conflict with respect thereto.

As a condition of the granting of the Option, the Grantee and the Grantee’s successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Board, or any committee designated by the Board pursuant to the Plan, in its sole discretion and judgment and that any such determination and any interpretation by the Board or any such committee of the terms of this Agreement shall be final and shall be binding and conclusive for all purposes. In making any such determination or interpretation the Board or any such committee shall not be bound by the rules of procedure or evidence or substantive law and shall not be required to give any reasons therefore.

6.5.	Notices and/or Instructions. Every notice and/or instruction required or permitted to be given pursuant to this Agreement shall be given in writing and shall be deemed to have been delivered (i) on the date of its delivery to the addressee by hand, (ii) three (3) days after having been sent by registered mail or (iii) one (1) after having been sent by facsimile. The parties’ addresses for the purpose of this Section shall be as communicated by each Party to the other by written notice in advance.

A stamp or a receipt on behalf of the postal service which evidences the time of delivery of the notice or a confirmation of transmission shall constitute conclusive evidence as to the date of delivery and no party shall claim that a notice delivered as aforesaid has not been received by such party.

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[Signature Page to Eloxx Pharmaceuticals Inc. Option Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date written hereinabove.

ELOXX PHARMACEUTICALS INC.	GRANTEE

By:

Exhibit A

The Plan

Exhibit B

NOTICE OF EXERCISE

Date:

The Trustee under the Eloxx Pharmaceuticals Inc. Employee Share Ownership and Option Plan (2013) (the “Plan”)

Dear Sirs or Madams,

Re: Notice of Exercise

I hereby wish to inform you that it is my desire that of the Option which was granted to you on                  to acquire              (                ) Shares of Common Stock of Eloxx Pharmaceuticals Inc. (the “Corporation”) on my behalf, you exercise and acquire on my behalf                  (                ) of the Shares of Common Stock subject to the said Option at a price of USD              per share, all in accordance with the Plan.

Attached to this Notice is a check in the amount of USD                  (USD                 ), as payment for the above mentioned Shares.

I am aware that all the shares shall be allotted to you, registered in your name and that you shall hold all share certificates representing such shares.

Likewise, I am aware of and agree to all other provisions of the Plan and applicable law.

Yours sincerely,

Signature

Name